Exhibit 10.48

Advisor Agreement

This Advisor Agreement (“Agreement”) is made by and between Telenav, Inc. , a Delaware corporation with its principal offices located at 4655 Great America Parkway, Suite 300, Santa Clara, California 95054 (which, together with its parent or subsidiary entities shall be hereinafter referred to as, "Telenav" or the “Company”), and

Name:     Karen C. Francis

Principal Address:     P.O. Box 7211, Menlo Park, CA 94025
Place of Organization:     N/A

(hereinafter, "Advisor"). The term “Advisor” shall refer to and include, collectively, any employees, members, agents, affiliates, Advisors or contractors of or directly engaged by Advisor performing services for Telenav hereunder.

By signing this Agreement, the parties agree to the terms and conditions set forth on this page and on the attached Terms and Conditions. This Agreement is effective as of the date of the Company’s 2019 Annual Meeting of Stockholders and in conjunction with the end of Advisor’s service as a member of the Company’s Board of Directors (“Effective Date”), and will automatically terminate on November 20, 2021 (“Termination Date”), unless renewed, extended or earlier terminated pursuant to Section 5 of the attached Terms and Conditions. Each person signing this Agreement represents and warrants that such person is fully authorized to execute and enter into this Agreement on behalf of the company or entity named above and below with respect to her signature.

Karen C. Francis	TELENAV, INC.

/s/ Karen Francis	/s/ HP Jin
Name: Karen Francis	Name: HP Jin
Title: Advisor	Title: CEO
Dated: 10/25/2019	Dated: 10/24/2019

Non-Disclosure Agreement entered into on October 17, 2019 (the “NDA”).

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Terms and Conditions

In consideration of the promises contained and consideration provided in this Agreement, Telenav agrees to retain Advisor to perform certain services subject to the terms and conditions set forth below and in the Statement of Work attached as Exhibit A (which Exhibit A, together with the other exhibits attached hereto, are incorporated into this Agreement in full by reference as material parts hereof).

1.    Statement of Work. The services that Advisor is to perform and/or deliverables that Advisor is to provide under this Agreement are identified in the attached Statement of Work (the “Services”).
2.    Compensation. The compensation to be paid Advisor pursuant to this Agreement shall be in consideration for all Services rendered. Payment will be made in the amount and manner specifically provided in the payment schedule attached hereto as Exhibit B, and the total amount due or owing Advisor for Services performed hereunder shall not exceed the specified identified vesting benefit, unless and to the extent Telenav and Advisor agree in writing to a greater amount in the form of an amendment to Exhibit B. Advisor hereby waives, as a material inducement to Telenav’s agreement to enter this Agreement, any right to assert a claim or cause against Telenav based on an oral or other modification or amendment of the terms and conditions of this Agreement, the scope of Services or right to payment hereunder, and Advisor agrees that it will not assert any such claim or cause against Telenav (whether under the law of contract, quasi-contract or otherwise) or introduce into evidence any such oral or other modification or amendment, unless and to the extent such modification or amendment is agreed to in writing by Telenav. Advisor may not rely on any oral or other modification or amendment of or to the terms and conditions of this Agreement, the scope of Services or right to payment hereunder, unless and to the extent agreed to in writing by Telenav.
3.    Travel and Other Expenses. All expenses shall be preapproved by Telenav in writing, and reimbursed as provided in Exhibit B.
4.    Term. The term of this Agreement will begin on the Effective Date and will run until the Termination Date, unless renewed, extended or earlier terminated by the parties as provided herein.
5.    Termination.    Either party may terminate this Agreement or any of the Services to be provided hereunder without cause at any time, and for any or no reason, by giving the other party written notice of termination as provided on Exhibit A (“Termination for Convenience and Notice Period”), and either party may immediately terminate this Agreement or any of the Services to be provided with cause at any time by giving the other written notice of such cause. The effective date of such termination for convenience by either party will occur upon expiration of the indicated Termination for Convenience and Notice Period. The effective date of such termination for cause by either party will occur immediately upon delivery of such written notice.

(a)
After giving or receiving such notice, Advisor will consult with Telenav to determine what further work, if any, will be performed prior to the effective date of such termination (which such further work, if any, the parties will confirm in writing).

(b)
Termination with cause is appropriate in the event (i) of a breach by the other party of a material obligation hereunder or the NDA, (ii) the death or disability of Advisor, or (iii) the insolvency or bankruptcy or a reasonably apparent inability or unwillingness of or by the other party to perform its material obligations hereunder.

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(c)
Upon the termination or expiration of a Statement of Work or of this Agreement, with or without cause and for any or for no reason, the terminating party will not be liable to the other party because of the fact or act of such termination for damages on account of the loss of prospective profits, expected business, good will, or on account of expenditures, leases or commitments in connection with the business of Telenav or of Advisor, or for any other reason whatsoever flowing from the fact or act of such expiration or termination.

(d)
Telenav’s sole obligation and liability to Advisor arising from the fact or act of termination or expiration shall be payment for: (a) Services actually and reasonably performed up to the effective date of termination or expiration (on the part of Telenav), and (b) reasonable completion of Services actually requested up to the effective date of termination or expiration (on the part of Advisor, provided that Telenav has made or is capable of making payment due and owing with respect to such Services) and (c) such other benefits or provisions, if any, as identified on Exhibit A with respect to the Termination for Convenience and Notice Period. However, the fact or act of termination or expiration shall not otherwise relieve either party from any other obligation, liability or duty to the other, whether expressly provided herein, under the NDA or under law.

6.    Survival of Obligations. The following obligations will survive termination or expiration of this Agreement for any reason, except as provided in this Agreement:

(a)	Obligations relating to non-use and non-disclosure of Confidential Information, as provided in the NDA;

(b)	Obligations to make payments of amounts that are due prior to termination or expiration; and

(c)	Obligations specifically set forth in Sections 5, 6, 12, 13, and 17 through 30.
7.    Inspection and Acceptance. N/A
8.    Warranty and Standards for Performance of Work. N/A.
9.    Independent Status. It is the express intention of the parties to this Agreement that Advisor is and shall continue to act throughout the Term and in conjunction with the performance of any Services hereunder: (a) as an independent contractor, and (b) not as an employee, agent, joint venturer, or partner of Telenav. Nothing in this Agreement shall be interpreted or construed as creating or establishing an employment relationship between Telenav and Advisor, or any reasonable expectation or basis for reliance on the part of Advisor of such a relationship existing or developing during the term hereof. Both parties understand and agree that Advisor may perform services for others during the term of this Agreement.
10.    Performance of Services/Use of Telenav Resources. The parties understand and agree that Advisor will have the sole discretion to determine the method, means, and location of performing the Services, and that Telenav has no right to, and will not, control or determine the method, means, or place of the performance of the Services, except for such Services which, by their nature, require performance at Telenav’s facilities and in conjunction or cooperation with Telenav’s employees. In the event Advisor is authorized to use Telenav resources to perform Services or provide products hereunder, Advisor agrees to use such resources exclusively in connection with such Services and/or products, and for no other purpose.
11.Employment of Assistants/Insurance/Safety.

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(a)
If Advisor employs assistants to help perform the Services or provide deliverables, Advisor will carry throughout the Term statutory Worker's Compensation and General and Contractual Liability and Professional Liability (if applicable) insurance in amounts satisfactory to Telenav and commercially reasonable in light of Advisor’s business and operations. Advisor alone has responsibility for such coverage. Upon reasonable request, Advisor shall furnish certificates of insurance as evidence of such coverage and naming Telenav as additional insured and allowing Telenav to assert rights and make claims thereunder.

(b)
Advisor agrees to comply strictly with all local, municipal, regional and country safety and health laws, orders and regulations applicable to the performance of the Services provided hereunder.  While on the Telenav site, or that of its customers or other third party, Advisor and its employees, contractors and agents will be required to observe at all times all procedures and policies of Telenav concerning safety and proper workplace conduct (including all requirements stated within Telenav’s injury and illness prevention program and the applicable environmental health and safety policies of Telenav and any third party site at which the Services are being performed). Failure to observe such procedures and policies shall be a basis for immediate termination of this Agreement by Telenav.

12.    Obligations of Advisor.

(a)	Advisor is solely responsible for all taxes, withholdings, and other similar statutory obligations with respect to itself and its employees, agents or affiliates.

(b)
Advisor agrees and understands with respect to itself and its employees, agents or affiliates. that it is not entitled to and will not be eligible to receive any of the benefits which Telenav may make available to its employees, such as group insurance, workers' compensation, disability insurance, vacation, sick pay, profit-sharing, incentive compensation, bonus or commission programs, stock purchase programs, or retirement benefits. Except and only to the extent expressly provided in Exhibit B, this shall also prohibit participation in any stock award programs.

13.    Confidential Information.

(a)
Advisor understands that during the course of performing the Services hereunder, it may receive or have or obtain access to Confidential Information of Telenav or its clients. Accordingly, Advisor understands and agrees that any such Confidential Information disclosed to Advisor, intentionally by Telenav or otherwise, shall be subject to the terms and conditions of the NDA entered by the parties and identified above, and deemed incorporated in full as a material part hereof.

(b)
Advisor will not, during the Term, improperly use or disclose any proprietary information or trade secrets of any former or current employer or other person or entity with which Advisor has a duty to keep in confidence, and that Advisor will not bring onto the premises of Telenav any unpublished document or proprietary information belonging to such employer, person or entity unless consented to in writing by such employer, person or entity.

(c)	Advisor recognizes that Telenav has received and in the future will receive from clients and third parties confidential or proprietary information which is subject to a duty on Telenav's

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part to maintain in strict confidence and to use only for certain limited purposes. Advisor agrees that Advisor owes Telenav and such third parties, during the Term and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except and to the specific extent necessary to carry out the Services for Telenav expressly provided hereunder. Advisor acknowledges, understands and agrees that its improper disclosure of such confidential or proprietary information, intentional or otherwise, will cause immediate, serious and irreparable injury to Telenav, its clients and third parties, for which inadequate remedy exists at law.

(d)
Advisor represents that performance of all the terms of this Agreement, including the performance of Services hereunder, will not breach any agreement to keep in confidence confidential information acquired by Advisor prior to the execution of this Agreement or otherwise, to Advisor’s knowledge, the trade secret, patent, copyright or other intellectual property right of a third party.

(e)
Upon the termination of this Agreement, or upon Telenav's earlier request, Advisor will deliver to Telenav all of Telenav's property or Confidential Information that Advisor may have in Advisor's possession or control.

(f)	In the event Advisor employs assistants Advisor will assure that such employees are bound by confidentiality terms at least as stringent as those set forth herein and in the NDA.
14.    Inventions.    N/A
15.    Employment Eligibility. Advisor represents and warrants that: Advisor and all persons it employs to perform Services hereunder are citizens of the United States or holders of a valid and current Alien Registration Receipt Card and eligible to hold employment and perform the Services, under the laws of the United States and the State of California (or are otherwise legally fully able and authorized to perform the Services in the country or geographic area in which such Services are to be provided).
16.    Gratuities/Business Dealings. Advisor represents and warrants that it has not offered or given, and shall not offer or give, to Telenav or any its employees, agents or affiliates, any gratuity, payment or benefit (other than the performance of Services expressly provided hereunder) in order to secure any favor or business from Telenav, or to influence Telenav with respect to this transaction or business generally between the parties. Advisor shall promptly disclose to Telenav in writing any separately existing or previous employment or other work relationship or investment interest of any manner, involving Advisor and Telenav, and their respective employees, agents or affiliates. Advisor acknowledges receipt of or an opportunity to review Telenav’s Code of Business Conduct (“Code”), and agrees to abide in all material respects by its terms and conditions during the term of this Agreement. The Code is also available for review via Telenav’s website at www.Telenav.com.
17.    Stock Trading Policy.     All Telenav contractors and Advisors, including Advisor, are prohibited from trading in Telenav stock at any time when in the possession of Material, Non-public Information about Telenav or our business. Material, Non-public Information is any information concerning Telenav’s business, prospects, strategic decisions or direction, financial condition, major sales or customer developments, or significant operational or legal information, developments or liabilities that an investor might consider important in deciding whether to buy or sell Telenav stock, or which could affect the market price for Telenav stock. Examples of Material, Non-public Information include, but are not limited to: actual or estimated quarter-end or year-end financial results or changes in condition; possible mergers, acquisitions or divestitures; purchases or sales of investments in companies; significant customer contract “wins” or losses; significant product

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discoveries or developments; threatened or actual major litigation or developments in pending cases, for or against Telenav; threatened or actual actions against Telenav by regulatory entities or reporting of financial errors or irregularities; and major events relating to Telenav’s business or changes in business strategies, or key executive departures. Advisor agrees to abide by this policy.

18.    Solicitation of Employment. Advisor agrees, during the Term and for the period of 12 months thereafter, (a) not to recruit, solicit or inquire for employment, directly or indirectly, or to advise or assist others in recruiting, soliciting or inquiring for employment, any then-current Company employee, or (b) to advise or assist others, directly or indirectly, in soliciting or transferring Company business to any other party. For purposes of clarification, response to public job postings by Company employees are not deemed to be solicitation of employment under this section.
19.    Compliance with Laws; FCPA Compliance. Advisor agrees to comply, at all times during the Term, with all applicable governmental laws, statutes, ordinances, rules, regulations and other requirements, including such pertaining to environmental protection, wage, equal employment, non-discrimination, and workplace health and safety. Advisor and each of its employees, agents or Affiliates, shall at all times when performing Services, fully comply, in all material respects, with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001.  No part of the proceeds of any compensation, commission or retainer fee, as applicable paid to Advisor under this Agreement, will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.
Upon Telenav’s reasonable request, Advisor agrees to provide prompt assurance and evidence of Advisor’s active compliance with any and all such governmental requirements.
20.    Enforceability of Agreement/Venue and Jurisdiction. The parties agree that any dispute in the meaning, effect, or validity of this Agreement, and any cause, claim or action arising from this Agreement (and any Services or products provided hereunder), shall be governed by, enforceable under and resolved in accordance with the laws of the State of California, without regard to the conflict of laws provisions. The parties further agree that if one or more provisions of this Agreement are held to be unenforceable under applicable California law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted and given effect as if such provision were so excluded. The parties consent to Santa Clara County, California, and any United States District Court or Superior Court of competent jurisdiction located within its boundaries, as the exclusive venue and jurisdiction of any litigation or other dispute resolution modality; except that either party may take action in any jurisdiction to prevent disclosure of Confidential Information, or to enforce a judgment or other decision.
21.    Assignment. Neither party may assign this Agreement without the express written consent of the other party; provided, however, that Telenav may assign its rights and obligations hereunder to a subsidiary or affiliated entity, or to a successor entity in the event of corporate merger, acquisition or other form of corporate reorganization, or acquisition of substantially all of Telenav’s assets or common stock.
22.    Arbitration. The parties agree that any and all disputes that either party may have with the other party which arise out of this Agreement, or any right or obligation hereunder, shall be resolved through final, binding and non-appealable arbitration in Santa Clara County, California in accordance with the rules and regulations of the American Arbitration Association then in-effect. Both parties understand and agree that the arbitration shall be instead of any civil litigation and that the arbitrator’s decision shall be final, binding and, upon entry

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by a court of competent jurisdiction, non-appealable to the fullest extent permitted by law and enforceable by any court having jurisdiction thereof. If the parties cannot agree on an arbitrator, the Superior Court of the county of venue shall appoint the arbitrator. The arbitrator shall be empowered and authorized to award any equitable remedy, including specific performance. The arbitrator is not empowered and is without jurisdiction to award either party: (a) special, exemplary, indirect, consequential, incidental or punitive damages, or (b) its attorneys’ fees and/or costs and expenses incurred in the arbitration (whether such party is the prevailing party).
Filing a judicial action or recording a notice of pending action, order of attachment, receivership, injunction, or other provisional remedies shall not waive arbitration rights nor is recourse to such judicial relief precluded by the existence or availability of arbitration hereunder. The parties shall split equally the arbitrator’s fees.
23.    Intellectual Property; Specific Indemnity. N/A.
24.    General Indemnity.    N/A.
25.    Liability Limitation.     EXCEPT AS PROVIDED IN SECTIONS 13, 23 AND 24, NOTWITHSTANDING ANYTHING OTHERWISE TO THE CONTRARY, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY SPECIAL, EXEMPLARY, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES.
26.    Waiver of Jury/Limitations of Actions; Attorney’s Fees. Telenav and Advisor hereby agree, to the fullest extent permitted by law, to waive any right or claim to adjudication by jury of any claim or cause asserted against the other and arising hereunder. In any judicial proceeding arising out of this Agreement, or Services or products performed or provided hereunder, neither party is entitled to recover its attorneys’ fees or costs incurred pertaining to such proceeding (whether such party is the prevailing party).
27.    Entire Understanding. This Agreement contains the entire understanding of the parties regarding its subject matter, and supersedes any and all prior communications, representations and agreements, whether written or oral. This Agreement can only be modified to the extent by a subsequent written agreement executed by the designated Advisor and Telenav Notice Contact identified above.
28.    No Obligation to Proceed with Additional Services or Business Relationship. Except as expressly provided herein, neither party has any obligation by virtue of this Agreement to proceed with any transaction between them, and any proposal, design or similar item presented to either party by the other shall be without obligation or restriction on the party.
29.    Notices. All notices required or given herewith shall be addressed to Telenav or Advisor at the designated addresses and to the attention of the designated Notice Contact identified above, by registered mail, special delivery, or by certified courier service.
30.    Waiver. Failure by a party to take affirmative action with respect to any breach of these terms and conditions by the other party shall not be construed as a waiver of that breach or of future breaches.
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EXHIBIT A
Statement of Work

The scope of services to be performed under this Agreement is specifically restricted to the advice and/or specific advisory services described below (the “Services”):

Such services as may reasonably be requested by Telenav, including through its C.E.O., or Board of Directors, to assist and advise the Company and the Board in support of the Company’s continuing business initiatives and outreach to the automotive industry; provided, however, that such requested services may not unduly interfere with Advisor’s services during the Term to any new employer.

Commencement Date: the date of the Company’s 2019 Annual Meeting of Stockholders and in conjunction with the end of Advisor’s service as a member of the Company’s Board of Directors

Completion Date: November 20, 2021

Termination for Convenience and Notice Period
Either party may terminate this Agreement providing 60 days advance written notice to the other party.

Notwithstanding the foregoing, Telenav agrees not to terminate the Advisor Agreement for convenience at any time prior to the first six (6) months of the Term.

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EXHIBIT B

As full and complete compensation for performing the Services, Advisor will be entitled to the following compensation and benefits:

Status of Existing TNAV Equity

To the extent Advisor holds existing equity awards as a result of Advisor’s previous employment with or services as a director to Telenav, Telenav shall deem, as part of the compensation for Services, that Advisor’s performance of the Services hereunder and during the Term shall not be considered a break in service of Advisor, from (a) the termination of Advisor’s prior employment with or services as a director to the Company to (b) the commencement of the continuing service relationship pursuant to this Agreement. For this reason, any rights Advisor may hold as of the Effective Date with respect to equity awards which existed as of the date of termination of Advisor’s employment relationship withor sewrvices as a director to the Company, shall be deemed in full force and effect and continuing through the Term.

Additional Equity Grant

An equity award to be effective as of the 2019 Annual Meeting of Stockholders, and upon and subject to approval at such meeting by the Company’s stockholders of the proposed 2019 Equity Incentive Plan (the “2019 Plan”), in the form of restricted stock units (“RSUs”), each of which represents the right to receive upon vesting one share of the Company’s Common Stock (the “RSU Award”):

•
The number of shares subject to the RSU Award will be twice the number of shares represented by the Annual Award each continuing director of the Company will automatically receive as of the 2019 Annual Meeting of Stockholders pursuant to the terms of the Company’s 2019 Plan

•	The RSU Award will vest in equal quarterly installments over the two-year term of the Advisor Agreement, as of the 10th day of the last month of such quarter; and

•	The RSU Award is subject to vesting acceleration as follows:

◦	Equity Vesting Acceleration upon Termination for Convenience:

In the event of any termination by Telenav at any time for convenience, shares under the RSU Award that would have otherwise vested over the six-month period following the effective date of such termination by Telenav for convenience will be deemed to and shall be accelerated to the effective date of such termination.

◦	Equity Vesting Acceleration upon Change of Control:

In the event of a Change of Control, as that term is understood and defined in the Company’s 2019 Plan, that occurs during the Term and prior to the first year anniversary of the Effective Date, then the shares under the RSU Award that would have otherwise vested during the Term and prior to or as of such first year anniversary will be deemed to and shall be accelerated to the effective date of such Change of Control

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In the event of a Change of Control, as that term is understood and defined in the Company’s 2019 Plan, that occurs during the Term and after the first year anniversary of the Effective Date, then the shares under the RSU Award that would have otherwise vested during the Term but after such first year anniversary will be deemed to and shall be accelerated to the effective date of such Change of Control

•	The RSU Award is subject to approval by the Company’s stockholders of the 2019 Plan, which the Company is submitting to its our stockholders for approval at the 2019 Annual Meeting of Stockholders

Cash Compensation:    The Company will pay to Advisor during the Term quarterly cash fees equivalent in amount to the quarterly cash retainer fee a member of the Company’s Board of Directors receives over the same period under the Company’s compensation policy for non-management members of its Board.

Taxes

Advisor is fully and solely responsible and liable for reporting and payment of taxes, including personal or entity taxes, assessable on any income payable to Advisor hereunder (including with respect to any equity vesting during and as of the term of the Services).

Payment for Services

Advisor understands and agrees that the total amount due or owing Advisor for any and all Services performed hereunder by Advisor and/or its employees shall be limited to the compensation and benefits provided above, unless and to the extent Telenav and Advisor agree in writing to a greater amount in the form of an amendment to this Exhibit B.

Payment for Expenses

The compensation and benefits provided above shall not include costs and expenses in the event and to the extent Telenav expressly agrees above to reimburse Advisor for such costs and expenses. However, other than such actual, reasonable and reimbursable costs and expenses, the compensation and benefits provided above shall be Advisor’s sole and complete compensation and benefit due and owing for the Services or any other right or expectation under the Agreement, and along with payment of such actual, reasonable and reimbursable costs and expenses shall be Telenav’s sole and complete liability to Advisor for the Services rendered and any and all costs and expenses reimbursed to Advisor under the Agreement.

With respect to any properly and timely submitted expenses payment terms will be net forty-five (45) days from receipt of invoice. The preprinted terms and conditions of any invoice, PO or other ordering document, confirmation or other business form issued by Advisor in connection with this Agreement shall not be binding on Telenav and shall not be deemed to modify this Agreement.

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